UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                      ------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 28, 2003
                        (Date of earliest event reported)



                                DCAP GROUP, INC.
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               (Exact name of Registrant as specified in charter)



      Delaware                       0-1665                   36-2476480
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(State or other jurisdiction   (Commission File No.)       (IRS Employer
incorporation)                                           Identification Number)


                     1158 Broadway, Hewlett, New York 11557
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 374-7600
                                                           --------------











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Item 2. Acquisition or Disposition of Assets.

     On May 28, 2003, DCAP Group, Inc. ("DCAP"), through an indirect wholly-owned subsidiary, acquired substantially all of the assets of AIA Acquisition Corp. ("AIA"), an insurance brokerage firm with six offices located in eastern Pennsylvania. The salient terms of the acquisition are as follows:

     - A base purchase price of $737,647 (which represents 69% of AIA's includeable commission income for the 12 months ended March 31, 2002 or the year ended December 31, 2002, whichever was less), plus an amount equal to AIA's collected accounts receivable and prepaid expenses. The purchase price is payable in DCAP Series A Preferred Stock. The Series A Preferred Stock carries a 5% dividend, is convertible into DCAP Common Stock at a conversion price of $.50 per share and is redeemable on April 30, 2007 (or sooner under certain circumstances).

     - Additional cash consideration based upon the EBITDA of the combined operations of AIA and DCAP's wholly-owned subsidiary, Barry Scott Companies Inc., during the five year period ending April 30, 2008. The additional consideration cannot exceed an aggregate of $335,000.

     Barry B. Goldstein, Chief Executive Officer of DCAP, is President of AIA and members of his family are principal stockholders of AIA. The terms of the acquisition were the result of arm's length negotiations between DCAP and AIA and were based upon the sales price of stores to persons who are not affiliated with DCAP and current market conditions.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Financial Statements of Businesses Acquired.

          The financial statements required by this item are not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

          (b) Pro Forma Financial Information.

          The pro forma financial information required by this item is not included in this initial report on Form 8-K but will be filed by amendment not later than 60 days after the date that this initial report on Form 8-K is required to be filed.

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

          (c) Exhibits.

              Exhibit No.       Description

               2.1 Asset Purchase Agreement dated May 28, 2003 by and among AIA-DCAP Corp., DCAP Group, Inc. and AIA Acquisition Corp.

               4.1              Certificate  of   Designations  of   Series  A
                                Preferred Stock.


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







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               DCAP GROUP, INC.


Dated: May 30, 2003                            By: /s/ Morton L. Certilman
                                                  -----------------------------
                                                  Morton L. Certilman
                                                  Secretary